                                                                    EXHIBIT 10.1


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                             STOCKHOLDERS' AGREEMENT


                                      among


                             ADVANCE PARADIGM, INC.,

                              RITE AID CORPORATION,

                     JOSEPH LITTLEJOHN & LEVY FUND III, L.P.

                                       and

                                THE OTHER PERSONS
                                  NAMED HEREIN





                           dated as of October 2, 2000




================================================================================

                                Table of Contents

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                                                                                                                ----

                                                          ARTICLE I

                                                         DEFINITIONS

Section 1.1.        Definitions...................................................................................1

                                                          ARTICLE II

                                             CORPORATE GOVERNANCE AND MANAGEMENT

Section 2.1.        Composition of the Board.....................................................................14
Section 2.2.        Election of Directors........................................................................15
Section 2.3.        Certain Provisions Regarding the Board of Directors..........................................16
Section 2.4.        Charter and Bylaws...........................................................................16

                                                          ARTICLE III

                                                      REGISTRATION RIGHTS

Section 3.1.        Required Registrations.......................................................................17
Section 3.2.        "Piggy-Back" Registration Rights.............................................................21
Section 3.3.        Registration Procedures......................................................................23
Section 3.4.        Delay of Filing or Sales.....................................................................26
Section 3.5.        Underwritten Offerings.......................................................................27
Section 3.6.        Indemnification..............................................................................29
Section 3.7.        Rule 144.....................................................................................32
Section 3.8.        Transfer of Registration Rights and Obligations..............................................32

                                                          ARTICLE IV

                                                CERTAIN COVENANTS AND AGREEMENTS

Section 4.1.        Standstill...................................................................................32
Section 4.2.        Transfer Restrictions; Legends...............................................................33
Section 4.3.        Additional Restrictions on Transfers By Rite Aid.............................................37
Section 4.4.        Access; Reports and Notices..................................................................38
Section 4.5.        Presence for Quorum Requirement..............................................................39
Section 4.6.        JLL Exchange Agreement.......................................................................40



                                       i
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                                Table of Contents
                                   (continued)

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                                                                                                                ----

                                                       ARTICLE V

                                                     MISCELLANEOUS
Section 5.1.        Entire Agreement.............................................................................40
Section 5.2.        Binding Effect; Benefit......................................................................40
Section 5.3.        Assignability................................................................................40
Section 5.4.        Amendment; Waiver............................................................................40
Section 5.5.        Termination..................................................................................40
Section 5.6.        Notices......................................................................................41
Section 5.7.        Headings.....................................................................................42
Section 5.8.        Counterparts.................................................................................42
Section 5.9.        Applicable Law...............................................................................42
Section 5.10.       Specific Performance.........................................................................42
Section 5.11.       Consent to Jurisdiction......................................................................42
Section 5.12.       Severability.................................................................................42



Schedule I: Notice Information
Exhibit A: By-Laws
Exhibit B: Certificate of Incorporation

                             STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT dated as of October 2, 2000 among (i) Advance Paradigm, Inc., a Delaware corporation (the "Company"), (ii) Rite Aid Corporation, a Delaware corporation ("Rite Aid"), (iii) Joseph Littlejohn & Levy Fund III, L.P., a Delaware limited partnership ("JLL") and (iv) the other Persons named on the signature pages hereof (such Persons and JLL are collectively referred to as the "JLL Stockholders").

                                    Recitals

         A. Concurrently with the execution of this Agreement, the Company is issuing and delivering to Rite Aid, and Rite Aid is acquiring, a total of 125,000 shares of the Company's Series A-2 11% Preferred Stock (the "Series A-2 Preferred Stock") pursuant to the Stock Purchase Agreement, dated as of July 11, 2000, between the Company and Rite Aid.

         B. Concurrently with the execution of this Agreement, the Company is issuing and selling to the JLL Stockholders, and the JLL Stockholders are subscribing for and purchasing, a total of (i) 65,854 shares of the Company's Series A-1 11% Preferred Stock (the "Series A-1 Preferred Stock"), (ii) six shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") and (iii) 4,207,000 shares of Regular Common Stock (as defined in Article I) pursuant to the Securities Purchase Agreement, dated as of July 11, 2000, between the Company and JLL, and the Exchange Agreement, dated as of the date hereof, between the Company and JLL (the "JLL Exchange Agreement").

         C. The parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations relating to their ownership of stock of the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Acquisition Intention Event" means, with respect to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), (i) any filing of a Schedule 13D under the Exchange Act, or any amendment to a previously-filed Schedule 13D, by such person or group stating that it plans or proposes any transaction of the type described in clauses (b) through
(f) of Item 4 of Schedule 13D, (ii) any public announcement by such person or group that it plans or proposes any transaction of the type described in clauses
(b) through (f) of Item 4 of Schedule 13D, or (iii) knowledge of the Investors that such person or group plans or proposes any transaction of the type described in clauses (b) through (f) of Item 4 of Schedule 13D.

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. Control of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or otherwise) and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 20% of the voting power in the election of directors of such Person (or other persons or bodies performing similar functions).

         "beneficially own" and "beneficial ownership" have the meanings given to them in Rules 13d-3 and 13d-5 under the Exchange Act. A Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "Board" means the board of directors of the Company.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to close.

         "By-Laws" means the amended and restated by-laws of the Company in the form of Exhibit A adopted by the Board prior to the date hereof and effective as of the date hereof, as the same may be amended, modified or supplemented from time to time.

         "Capital Stock" means (i) all shares, interests, participations or other equivalents (however designated) of capital stock of the Company, including each class or series of Common Stock or Preferred Stock, and (ii) any option, warrant or other arrangement representing the right to purchase or otherwise acquire any of the foregoing, including any securities convertible or exchangeable into any of the foregoing.

         "Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit B, to be submitted to the stockholders of the Company for approval and thereafter filed according to the DGCL with the Secretary of State of the State of Delaware, as the same may be amended, modified or supplemented from time to time.

         "Change of Control" has the meaning given to it in the Series A Certificates of Designations.

         "Class A Common Stock" means the Class A Common Stock to be created as a separate class of Common Stock following the Class B Effectiveness, having the powers, designations and preferences set forth in the Certificate of Incorporation.

         "Class A Directors" has the meaning given to it in Section 2.1(a).

         "Class B Directors" means the Class B-1 Directors and the Class B-2 Directors.

         "Class B Common Stock" means the Class B-1 Common Stock and the Class B-2 Common Stock.

         "Class B-1 Common Stock" means the Class B-1 Common Stock to be created as a separate class of Common Stock following the Class B Effectiveness, having the powers, designations and preferences set forth in the Certificate of Incorporation.

         "Class B-2 Common Stock" means the Class B-2 Common Stock to be created as a separate class of Common Stock following the Class B Effectiveness, having the powers, designations and preferences set forth in the Certificate of Incorporation.

         "Class B-1 Directors" means the Directors (i) designated initially by holders of Series B Preferred Stock pursuant to the Series B Certificate of Designations and (ii) following the Class B Effectiveness, elected by holders of Class B-1 Common Stock pursuant to the Certificate of Incorporation.

         "Class B-2 Directors" means the Directors (i) designated initially by holders of Series A-2 Preferred Stock pursuant to the Series A-2 Certificate of Designations, (ii) following the Class B Effectiveness, so long as any shares of Series A-2 Preferred Stock are outstanding, elected by the holders of the Series A-2 Preferred Stock pursuant to the Series A-2 Certificate of Designations, and
(iii) following the Class B Effectiveness, in the event shares of Series A-2 Preferred Stock have been converted into Class B-2 Common Stock, elected by holders of Class B-2 Common Stock pursuant to the Certificate of Incorporation.

         "Class B Effectiveness" means the date of the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with DGCL following receipt of Stockholder Approval.

         "Class C Directors" has the meaning given to it in Section 2.1(a).

         "Class D Director" has the meaning given to it in Section 2.1(a).

         "Class D Termination Date" means the later of (a) the second anniversary of the date hereof and (b) the earlier to occur of (i) the holders of Series A-2 Preferred Stock, Series B Preferred Stock, Class B-1 Common Stock and Class B-2 Common Stock having the right to designate, in the aggregate, two or less Class B Directors pursuant to the applicable Organizational Documents and (ii) the Current Investor Amount representing less than 50% of the Initial Investor Amount.

         "Class of Registrable Securities" means the following, each of which constitutes a separate "Class of Registrable Securities":

                  (i) Shares of Series A-1 Preferred Stock, together with any shares of Common Stock or other securities (whether securities of the Company or another issuer) issued or proposed to be issued with respect thereto (A) by way of stock dividend or other distribution, stock split or reverse stock split, or (B) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization;

                  (ii) Shares of Series A-2 Preferred Stock, together with any shares of Common Stock or other securities (whether securities of the Company or another issuer) issued or proposed to be issued with respect thereto (A) by way of stock dividend or other distribution, stock split or reverse stock split, or (B) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization;

                  (iii) (x) Shares of Regular Common Stock issued to the JLL Stockholders pursuant to the JLL Exchange Agreement and (y) shares of Regular Common Stock issued or issuable upon the conversion of shares of Series B Preferred Stock in accordance with the Series B Certificate of Designations, together with any shares of Common Stock or other securities (whether securities of the Company or another issuer, but excluding any shares of Series B Preferred Stock) issued or proposed to be issued with respect to such shares of Regular Common Stock or Series B Preferred Stock (A) by way of stock dividend or other distribution, stock split or reverse stock split, or (B) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization;

                  (iv) Shares of Regular Common Stock issued or issuable upon conversion of shares of Class B-1 Common Stock in accordance with the Certificate of Incorporation, together with any shares of Common Stock or other securities (whether securities of the Company or another issuer, but excluding any shares of Class B-1 Common Stock) issued or proposed to be issued with respect to such shares of Regular Common Stock or Class B-1 Common Stock (A) by way of stock dividend or other distribution, stock split or reverse stock split, or (B) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization; and

                  (v) Shares of Regular Common Stock issued or issuable upon conversion of shares of Class B-2 Common Stock in accordance with the Certificate of Incorporation, together with any shares of Common Stock or other securities (whether securities of the Company or another issuer, but excluding any shares of Class B-2 Common Stock) issued or proposed to be issued with respect to such shares of Regular Common Stock or Class B-2 Common Stock (A) by way of stock dividend or other distribution, stock split or reverse stock split, or (B) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.

         "Common Stock" means (i) initially, the common stock, par value $.01 per share, of the Company, and (ii) following the Class B Effectiveness, the Class A Common Stock, the Class B-1 Common Stock and the Class B-2 Common Stock.

         "Company" has the meaning given to it in the Introduction.

         "Covered Securities" has the meaning given to it in Section 4.2(a).

         "Credit Agreement" has the meaning given to it in the Indenture, dated on or about the date hereof, with U.S. Trust of Texas, N.A., as trustee, relating to the Company's Senior Subordinated Notes due 2010.

         "Current Investor Amount" means, as of any date of determination, (i) the number of shares of Regular Common Stock issuable upon the conversion on such date of all of the Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock that are (A) issued and outstanding on such date, and (B) owned by the Investors and their Permitted Transferees on such date, plus (ii) the number of shares of Regular Common Stock owned by the Investors and their Permitted Transferees on such date received as a result of the conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Class B Common Stock, plus (iii) the number of shares of Regular Common Stock issued to JLL Stockholders on the date hereof that are owned by the Investors and their Permitted Transferees on such date. For purposes of determining the number of shares of Regular Common Stock issuable upon the conversion of shares of Series A Preferred Stock, the parties shall assume that (x) the Class B Effectiveness has occurred, and (y) shares of Series A Preferred Stock would be converted first into Class B Common Stock pursuant to the applicable Series A Certificate of Designations and thereafter into Regular Common Stock pursuant to the Certificate of Incorporation.

         "Current Market Price" means, as of any date, the average of the daily Market Prices of the Regular Common Stock for twenty consecutive trading days immediately preceding such date. "Market Price" means, on any given day, (i) if shares of Regular Common Stock are listed or authorized for trading on a national securities exchange, the last sale price of the Regular Common Stock, regular way, on such date, or if no such sale takes place on such date, the average of the closing bid and asked prices thereof, on such date, in each case as officially reported on the principal national securities exchange on which the Regular Common Stock is listed or authorized for trading, (ii) if shares of Regular Common Stock are not listed or authorized for trading on a national securities exchange but are quoted on the Nasdaq National Market, (A) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (B) if shares of Regular Common Stock are so traded, but no such trade information is so reported, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, (iii) if shares of Regular Common Stock are not listed or authorized for trading on a national securities exchange or the Nasdaq National Market or any comparable system but have a nationally recognized existing trading market, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose or (iv) if shares of Regular Common Stock are not listed or authorized for trading on a national securities exchange or the Nasdaq National Market or any comparable system and do not have a nationally recognized existing trading market, the fair value of such security as (A) determined by an agreement between the Company and Rite Aid or (B) if the Company and Rite Aid fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by Rite Aid, or (C) if the Company or Rite Aid shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Company or Rite Aid, as the case may be, determined solely by the firm so retained or (D) if the firms so retained by the Company and by Rite Aid shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Director" means any director of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Holders" means (i) the Corporation and its Subsidiaries, (ii) the Principals (as defined in the Senior Subordinated Notes Indenture) and the Related Parties (as defined in the Senior Subordinated Notes Indenture) of the Principals, and (iii) the Investors, the Permitted Transferees of the Investors and Affiliates of the Persons referred to in this clause (iii).

         "Governmental Authority" means any government, any political subdivision, any governmental agency, bureau, department, board or commission, any court or tribunal or any other governmental instrumentality, whether federal, state or local, domestic or foreign.

         "Holder" means any Person who owns, of record, any Registrable Securities.

         "Initial Investor Amount" means, as of any date of determination, (i) the number of shares of Regular Common Stock issuable upon the conversion of all the Series A

Preferred Stock and Series B Preferred Stock issued on the date hereof pursuant to the applicable Series A Certificate of Designations or the Series B Certificate of Designations, plus (ii) the number of shares of Regular Common Stock issued to the JLL Stockholders on the date hereof, in each case as adjusted for stock dividends and distributions, subdivisions, combinations or consolidations of stock on or prior to such date of determination. For purposes of determining the number of shares of Regular Common Stock issuable upon the conversion of shares of Series A Preferred Stock, the parties shall assume that
(x) the Class B Effectiveness has occurred, and (y) shares of Series A Preferred Stock would be converted first into Class B Common Stock pursuant to the applicable Series A Certificate of Designations and thereafter into Regular Common Stock pursuant to the Certificate of Incorporation. For avoidance of doubt, it is stipulated that the Initial Investor Amount on the date hereof is 13,750,000.

         "Investors" means the JLL Stockholders, Rite Aid and each Person who is or shall become a party to this Agreement whether as an original party as of the date hereof or hereafter pursuant to Section 4.2(b) and Section 5.3.

         "JLL" has the meaning given to it in the Introduction.

         "JLL Exchange Agreement" has the meaning given to it in Recital B.

         "JLL Stockholders" has the meaning given to it in the Introduction.

         "Long-Form Registration" means a registration of securities pursuant to a registration statement on Form S-1 or Form S-2 (or any successor form) under the Securities Act.

         "Material Activity" has the meaning given to it in Section 3.4.

         "Non-Class B Director" means any Director who is neither a Class B-1 Director nor a Class B-2 Director.

         "OIG Investigation" means (i) the investigation described in the investigative subpoena issued to PCS Holding Corporation (or its Subsidiaries) by the Office of the Inspector General of the United States Department of Health and Human Services on November 23, 1999, and (ii) any investigation, suit, action, litigation or other proceeding related to or arising from the investigation referred to in clause (i) of this definition.

         "Organizational Documents" means (i) prior to the Class B Effectiveness, the Series A Certificates of Designations and the Series B Certificate of Designations, and (ii) following the Class B Effectiveness, the Certificate of Incorporation (including the exhibits thereto).

         "Participating Holder" has the meaning given to it in Section 3.2(a).

         "Participating Registrable Securities" means the Registrable Securities referred to in clauses (iii), (iv) and (v) of the definition of Class of Registrable Securities.

         "Permitted Transferee" has (i) with respect to holders of Series A-1 Preferred Stock in their capacity as such, the meaning given to it in the Series A-1 Certificate of Designations, (ii) with respect to holders of Series A-2 Preferred Stock in their capacity as such, the meaning given to it in the Series A-2 Certificate of Designations, (iii) with respect to holders of Series B Preferred Stock in their capacity as such, the meaning given to it in the Series B Certificate of Designations, (iv) with respect to holders of Class B Common Stock in their capacity as such, the meaning given to it in the Certificate of Incorporation, and (v) with respect to JLL Stockholders and any other holders of Regular Common Stock issued to the JLL Stockholders on the date hereof, the meaning given to it in the Series B Certificate of Designations (assuming that the JLL Stockholders and such other holders are holders of Series B Preferred Stock).

         "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority.

         "Registrable Securities" means any securities included in any Class of Registrable Securities. Notwithstanding the foregoing, securities shall cease to be Registrable Securities when (x) a registration statement under the Securities Act covering such security is declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement or (y) such securities are sold under circumstances in which all of the applicable conditions under Rule 144 (or any similar provisions then in force) under the Securities Act are satisfied.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Article III, including, (a) all registration, filing and NASD fees, (b) all fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) messenger and delivery expenses, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any "comfort" letters required by or incident to such performance and compliance, (f) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered (if the Company elects to obtain any such insurance), (g) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including counsel for the underwriters but excluding underwriting discounts and commissions, and (h) reasonable costs and expenses incurred for presentations to or meetings with prospective investors in connection with the offer or sale of Registrable Securities in a public offering thereof. Notwithstanding anything in the foregoing to the contrary, Registration Expenses do not include (x) the fees and disbursements of counsel to one or more Selling Stockholders, or (y) transfer taxes, and underwriting discounts or commissions and brokerage fees for the sale of any securities included in a Class of Registrable Securities.

         "Regular Common Stock" means (A) initially, the common stock, par value $.01, of the Company and (B) following the Class B Effectiveness, the Class A Common Stock.

         "Requested Securities" has the meaning given in Section 3.1(a).

         "Requesting Holders" has the meaning given to it in Section 3.1(a).

         "Rite Aid" has the meaning given to it in the Introduction.

         "Rite Aid Maximum Permitted Amount" means an amount of Common Stock, or other Covered Securities convertible into Common Stock, in the aggregate constituting or convertible into more than 50% of the number of shares of Regular Common Stock into which all of the shares of Series A-2 Preferred Stock originally issued to Rite Aid would then be convertible (assuming that (i) the Class B Effectiveness has occurred and (ii) the shares of Series A-2 Preferred Stock would be converted (A) first into Class B-2 Common Stock pursuant to the Series A-2 Certificate of Designations and (B) thereafter into Regular Common Stock pursuant to the Certificate of Incorporation).

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Stockholder" means any Requesting Holder or Participating Holder.

         "Senior Subordinated Notes" has the meaning given to it in the Series A Certificates of Designations.

         "Senior Subordinated Notes Indenture" has the meaning given to it in the Series A Certificates of Designations.

         "Senior Subordinated Notes Warrants" has the meaning given to it in the Series A Certificates of Designations.

         "Series A Certificates of Designations" means the Series A-1 Certificate of Designations and the Series A-2 Certificate of Designations.

         "Series A-1 Certificate of Designations" means (i) prior to the Class B Effectiveness, the Certificate of Designations for the Series A-1 Preferred Stock as filed according to the DGCL with the Secretary of State of the State of Delaware on or about the date hereof, or (ii) following the Class B Effectiveness, Exhibit A to the Certificate of Incorporation, in each case, as amended, supplemented or restated from time to time.

         "Series A-2 Certificate of Designations" means (i) prior to the Class B Effectiveness, the Certificate of Designations for the Series A-2 Preferred Stock as filed according to the DGCL with the Secretary of State of the State of Delaware on or about the date hereof, or (ii) following the Class B Effectiveness, Exhibit B to the Certificate of Incorporation, in each case, as amended, supplemented or restated from time to time.

         "Series A Preferred Stock" means Series A-1 Preferred Stock or Series A-2 Preferred Stock, or both, as the context may require.

         "Series A-1 Preferred Stock" has the meaning given to it in Recital B.

         "Series A-2 Preferred Stock" has the meaning given to it in Recital A.

         "Series B Certificate of Designations" means (i) prior to the Class B Effectiveness, the Certificate of Designations for the Series B Preferred Stock as filed according to the DGCL with the Secretary of State of the State of Delaware on or about the date hereof, or (ii) following the Class B Effectiveness, Exhibit C to the Certificate of Incorporation, in each case, as amended, supplemented or restated from time to time.

         "Series B Preferred Stock" has the meaning given to it in Recital B.

         "Short-Form Registration" means a registration of securities under the Securities Act that is not a Long-Form Registration.

         "Standstill Period" means the period beginning on the date hereof and ending on the earliest to occur of:

                  (i) the fourth anniversary of the date hereof;

                  (ii) the approval by the Board of any transaction or series of related transactions with respect to or resulting in the direct or indirect acquisition by any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Excluded Holders, of beneficial ownership of more than 35% of the total issued Common Stock (assuming the exercise or conversion of all options, warrants or other arrangements representing the right to purchase or otherwise acquire any shares of Common Stock, including any securities convertible or exchangeable into any of the foregoing);

                  (iii) the consolidation or merger of the Company with or into any other corporation or entity, whether or not the Company is the continuing or surviving corporation or entity, other than the merger or the consolidation of the Company with or into a wholly-owned Subsidiary of the Company;

                  (iv) the transfer by the Company of all or substantially all of its properties or assets to any other corporation or entity, other than to a wholly-owned Subsidiary of the Company if such Subsidiary remains wholly-owned by the Company;

                  (v) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Excluded Holders, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total issued Common Stock (assuming the exercise or conversion of all options, warrants or other arrangements representing the right to purchase or otherwise acquire any shares of Common Stock, including any securities convertible or exchangeable into any of the foregoing), except that if the Investors have Transferred beneficial ownership of any Common Stock to such "person" or "group" following an Acquisition Intention Event by such "person" or "group", then the percentage referred in this clause (v) shall be increased by the percentage of the total issued Common Stock (assuming the exercise or conversion of all options, warrants or other arrangements representing the right to purchase or otherwise acquire any shares of Common Stock, including any securities convertible or exchangeable into any of the foregoing) represented by the Common Stock the beneficial ownership of which was Transferred to such "person" or "group" by the Investors and their Permitted Transferees after the Acquisition Intention Event; and

                  (vi) the Current Investor Amount representing less than 10% of the Initial Investor Amount;

but excluding the period between the following dates: (A) if a meeting of the Company's stockholders for the purpose of voting on the matters contemplated in the definition of Stockholder Approval has been duly convened by December 15, 2000 but the Class B Effectiveness has not occurred prior to the 120th day following the date hereof, then between the 180th day following the date hereof and the Class B Effectiveness; and (B) if the stockholders meeting referred to in clause (A) has not been duly convened by December 15, 2000 and the Class B Effectiveness has not occurred prior to the 120th day following the date hereof, then between the 120th day following the date hereof and the Class B Effectiveness.

         "Stockholder Approval" means the approval by the Company's stockholders of the Certificate of Incorporation and of the authorization and issuance of the Class B Common Stock to be issued to the holders of the Series A Preferred Stock and Series B Preferred Stock in accordance with the terms of the Series A Certificates of Designations and the Series B Certificate of Designation.

         "Subsidiary" of any specified Person is any corporation, limited liability company, partnership or other entity (i) of which the stock or membership, general or limited partnership or other ownership interests having ordinary power to elect a majority of the board of directors (or other persons or bodies performing similar functions) are directly or indirectly owned by such specified Person or (ii) in which such specified Person directly or indirectly owns at least a majority of the outstanding stock or other equity or general voting interest.

         "Transfer" has the meaning given to it in Section 4.2(a).

         "Voting Stock" means the Capital Stock of any class or kind ordinarily having the power to vote generally for the election of directors (or other persons or bodies performing similar functions) of the Company. With respect to the Company, Voting Stock shall include (i) Regular Common Stock, (ii) prior to the Class B Effectiveness, the Series A-2 Preferred Stock and the Series B Preferred Stock, and (iii) following the Class B Effectiveness, the Series A-2 Preferred Stock, the Class B-1 Common Stock and the Class B-2 Common Stock.

                                   ARTICLE II

                       CORPORATE GOVERNANCE AND MANAGEMENT

         Section 2.1. Composition of the Board. Prior to the Class B Effectiveness, the parties hereto shall use their reasonable best efforts to cause the number of the Directors and the composition of the Board to be as set forth in this Section 2.1. As of and following the Class B Effectiveness, the composition of the Board and the number of Directors shall be governed by the Certificate of Incorporation.

         (a) Subject to Sections 2.1(b), (c) and (d), the Board shall consist of eleven Directors, designated as follows:

                  (i) Three Directors shall be employees or officers of the Company or its Subsidiaries nominated by a majority of the Class A and Class C Directors (the "Class A Directors");

                  (ii) Two Directors shall be Class B-1 Directors;

                  (iii) Two Directors shall be Class B-2 Directors;

                  (iv) Three Directors, who would (if elected) be "independent" directors within the meaning of the rules of the Nasdaq National Market, shall be individuals nominated by a majority of the Class A and Class C Directors (the "Class C Directors"); and

                  (v) Until the occurrence of the Class D Termination Date, one Director shall be Jean-Pierre Millon, and his successor or replacement shall be designated in accordance with Section 2.2(e) (Jean-Pierre Millon and such successor or replacement Director, the "Class D Director").

         (b) In the event, and in each case, that the number of Class B-1 Directors or Class B-2 Directors is subject to decrease pursuant to the applicable Organizational Document, then (i) there shall be a corresponding decrease in the total number of Directors, and (ii) the number of Class B-1 Directors or Class B-2 Directors referred to in clause (ii) or (iii) of Section 2.1(a), as the case may be, shall be reduced correspondingly.

         (c) In the event, and in each case, that the holders of Series A-2 Preferred Stock or Series B Preferred Stock are entitled to elect additional Directors pursuant to the applicable Organizational Document, then (i) there shall be a corresponding increase in the total number of Directors, (ii) the number of Class B-1 Directors shall be increased to account for the additional Director elected by the holders of the Series B Preferred Stock, and (iii) the number of Class B-2 Directors shall be increased to account for the additional Director elected by the holders of the Series A-2 Preferred Stock.

         (d) Upon the occurrence of the Class D Termination Date, the Class D Director shall become a Class C Director, resulting in a corresponding increase in the number of Class C Directors, and such Director shall be designated, and may be removed or replaced, as a Class C Director according to Section 2.2(d).

         Section 2.2. Election of Directors. Prior to the Class B Effectiveness, the parties hereto shall use their reasonable best efforts to cause the election, appointment and filling of vacancies of Directors to be as set forth in this Section 2.2. As of and following the Class B Effectiveness, the election of the Directors shall be governed by the Certificate of Incorporation.

         (a) Class A Directors. At any annual meeting of stockholders, or special meeting held in place thereof, where any Class A Directors are due to be elected, the parties shall use all reasonable efforts to cause the election of the nominee or nominees referred to in Section 2.1(a)(i) as a Class A Director. Upon any vacancy occurring because of the death, disability, disqualification, resignation or removal of a Class A Director, the parties shall use their reasonable best efforts to cause the person filling such vacancy to be an officer or employee of the Company or its Subsidiaries nominated in accordance with Section 2.1(a)(i), and to cause such person to be elected or appointed as a Class A Director.

         (b) Class B-1 Directors. The election, filling of vacancies and removal of Class B-1 Directors shall be governed by the Series B Certificate of Designations.

         (c) Class B-2 Directors. The election, filling of vacancies and removal of Class B-2 Directors shall be governed by the Series A-2 Certificate of Designations.

         (d) Class C Directors. At any annual meeting of stockholders, or special meeting held in place thereof, where any Class C Directors are due to be elected, the parties shall use all reasonable efforts to cause the election of the nominee or nominees referred to in Section 2.1(a)(iv) as a Class C Director. Upon any vacancy occurring because of the death, disability, disqualification, resignation or removal of a Class C Director, the parties shall use their reasonable best efforts to cause the person filling such vacancy to be an individual nominated in accordance with Section 2.1(a)(iv), and to cause such person to be elected or appointed as a Class C Director.

         (e) Class D Director. At any annual meeting of stockholders, or special meeting held in place thereof, prior to the occurrence of the Class D Termination Event where the Class D Director is due to be elected, the parties shall use their reasonable best efforts to cause the election of the nominee referred to in Section 2.1(a)(v) as the Class D Director. Prior to the occurrence of the Class D Termination Date, upon any vacancy occurring because of the death, disability, disqualification, resignation or removal of Jean-Pierre Million (or any subsequent Class D Director), the parties shall use their reasonable best efforts to cause the person filling such vacancy to be an individual (A) designated by a majority of the Class A Directors and (B) approved (such approval not to be unreasonably withheld) by all of the Class B Directors, and to cause such person to be elected or appointed as a Class D Director. Following the Class D Termination Date, the number of Class C Directors shall increase by one, such Class D Director shall become a Class C Director and the class of Class D Director shall cease to exist.

         Section 2.3. Certain Provisions Regarding the Board of Directors. The Company acknowledges and agrees that (i) in addition to any other vote required by law, the affirmative vote of a majority of the Directors that are not Class A Directors shall be required for any decision of the Company regarding the appointment, removal or compensation of the Company's Chief Executive Officer, or any transaction between the Company (or any of its Subsidiaries) and the Company's Chief Executive Officer (or his or her Affiliates), (ii) the Board of Directors shall meet no less frequently than once in every calendar quarter,
(iii) each committee of the Board of Directors (including any audit or compensation committee, but excluding any nominating committees for the nomination of Directors) shall have, as members, a proportional number of Class B-1 Directors and Class B-2 Directors, as a group (in relation to the total number of Directors), unless (1) such representation is prohibited by applicable law or rules of the Nasdaq National Market or any other national securities exchange on which the Company's securities are listed for trading, in which case such committees shall have, as members, the maximum number of Class B-1 Directors and Class B-2 Directors permitted by applicable law and rules of the Nasdaq National Market or such national securities exchange, or (2) the Class B-1 Directors and Class B-2 Directors elect not to serve on any such committee, and (iv) except as otherwise specified herein or in any Organizational Document, all powers and rights of Class B-1 Directors, Class B-2 Directors and Non-Class B Directors, in their capacity as Directors, shall be identical in all respects.

         Section 2.4. Charter and Bylaws.

         (a) Promptly upon (and in any event no later than two Business Days following) the receipt of Stockholder Approval, the Company shall file the Certificate of Incorporation pursuant to the DGCL with the Secretary of the State of Delaware.

         (b) The By-Laws have been duly adopted as the by-laws of the Company, effective as of the date hereof, pursuant to the DGCL.

         (c) The Company shall take all other actions reasonably necessary, to ensure that the Company's by-laws facilitate and do not at any time conflict with any provision of this Agreement.

                                   ARTICLE III

                               REGISTRATION RIGHTS

         Section 3.1. Required Registrations.

         (a) Request. Upon the terms and subject to the conditions of this Agreement, upon the written request of the Holders of a majority in interest of the Registrable Securities of a Class of Registrable Securities (the "Requesting Holders") requesting that the Company effect registration under the Securities Act of all or a specified number of such Registrable Securities (such specified number of such Registrable Securities, the "Requested Securities") (which request shall also specify the intended method or methods of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act of the Requested Securities requested by the Requesting Holders for disposition according to the intended method or methods of disposition specified by the Requesting Holders (including a shelf registration) to the extent required or deemed appropriate by the Requesting Holders to permit the disposition (according to the intended method or methods thereof specified by the Requesting Holders) of the Requested Securities. Notwithstanding anything in this Section 3.1 to the contrary, the Company's obligations to effect any registration pursuant to this Section 3.1 shall be subject to the following conditions:

                  (i) With respect to the registration of the Registrable Securities referred to in clause (i) of the definition of Class of Registrable Securities:

                           (A) the request for such registration may not be submitted (x) prior to the 270th day following the date of this Agreement or (y) after the Class B Effectiveness, and the Company shall not be required to effect such registration after the Class B Effectiveness, and

                           (B) the Company shall not be required to effect more than two Long-Form Registrations of such Registrable Securities, it being understood that there is no limit on the number of Short-Form Registrations of such Registrable Securities that the Company is required to effect pursuant to this Section 3.1.

                  (ii) With respect to the registration of the Registrable Securities referred to in clause (ii) of the definition of Class of Registrable Securities:

                           (A) the request for such registration may not be submitted (x) prior to the 270th day following the date of this Agreement or (y) after the Class B Effectiveness, and the Company shall not be required to effect such registration after the Class B Effectiveness, and

                           (B) the Company shall not be required to effect more than two Long-Form Registrations of such Registrable Securities, it being understood that there is no limit on the number of Short-Form Registrations of such Registrable Securities that the Company is required to effect pursuant to this Section 3.1.

                  (iii) With respect to the registration of Registrable Securities referred to in clause (iii) of the definition of Class of Registrable Securities:

                           (A) the request for such registration may not be submitted after the Class B Effectiveness, and the Company shall not be required to effect such registration after the Class B Effectiveness, and

                           (B) the Company shall not be required to effect more than two registrations of such Registrable Securities pursuant to this
                                    Section 3.1.

                  (iv) With respect to the registration of Registrable Securities referred to in clause (iv) of the definition of Class of Registrable Securities:

                           (A) the request for such registration may only be submitted after the later to occur of (x) six months after the date hereof and (y) the Class B Effectiveness, and

                           (B) the Company shall not be required to effect more than two registrations of such Registrable Securities pursuant to this
                                    Section 3.1.

                  (v) With respect to the registration of Registrable Securities referred to in clause (v) of the definition of Class of Registrable
         Securities:

                           (A) the request for such registration may only be submitted after the later to occur of (x) six months after the date hereof and (y) the Class B Effectiveness, and

                           (B) the Company shall not be required to effect more than two registrations of such Registrable Securities pursuant to this
                                    Section 3.1.

         If the Requesting Holders request registration of their Requested Securities on a delayed or continuing basis under Rule 415 under the Securities Act (or any successor or similar rule), the Company shall keep such registration continuously effective for at least 24 months (or such shorter period specified by the Requesting Holders) following the date on which such registration statement is declared effective or until all such Registrable Securities registered thereunder are sold, whichever is shorter.

         (b) Withdrawal. The Requesting Holders shall have the right to request withdrawal of any registration statement filed pursuant to this Section 3.1 (and the Company shall so withdraw such registration statement with respect to the Registrable Securities) prior to the effectiveness of such registration statement.

         (c) Effective Registration Statement. A registration requested pursuant to this Section 3.1 shall not be deemed to be effected (i) if a registration statement with respect thereto does not become effective under the Securities Act (other than as a result of a withdrawal of such registration statement by the Requesting Holders prior to the effectiveness thereof pursuant to Section 3.1(b)), (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority, and the result of such interference prevents the Requesting Holders from disposing of any of the Requested Securities according to the intended methods of disposition or the Company exercises its rights under Section 3.4 and delays the proposed distribution of any Requested Securities and the Requesting Holders determine not to sell Requested Securities pursuant to such registration as a result of such delay, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten offering are not satisfied or waived with the consent of the Requesting Holders holding more than one-half of the Requested Securities that were to have been sold thereunder, other than as a result of any breach by any Requesting Holder or any underwriter of its obligations thereunder or hereunder, or (iv) if, because of inclusion in such registration of securities held by the Company (including pursuant to Section 3.1(g)), more than 5% of the Requested Securities for such registration are not registered.

         (d) Registration Statement Form. Registration statements filed under this Section 3.1 shall be on such form of the SEC as shall be selected by the Company and approved by the Requesting Holders (which approval shall not be unreasonably withheld), and as shall permit the disposition of the Requested Securities according to the intended method or methods of disposition specified by the Requesting Holders. The Company agrees to include in any such registration statement additional information or material reasonably requested by the Requesting Holders.

         (e) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 3.1.

         (f) Selection of Underwriters. If a registration pursuant to this
Section 3.1 involves an underwritten offering, the managing or lead underwriter or underwriters shall be selected by the Requesting Holders; except that if a registration pursuant to this Section 3.1 involves an underwritten offering of the Registrable Securities referred to in clause (iv) or (v) of the definition of Class of Registrable Securities and the Company proposes to register and sell securities in such offering, the managing or lead underwriter or underwriters shall be selected jointly by the Company and the Requesting Holders.

         (g) Priority in Requested Registrations. If a registration pursuant to this Section 3.1 involves an underwritten offering, and the managing or lead underwriter or underwriters advise the Requesting Holders in writing (a copy of which shall be provided by the Requesting Holders to the Company) that, in its or their opinion, the number of securities requested to be included in such registration by the Requesting Holders, the Company and any other Person exceeds the number that can be sold in such offering within a price range reasonably acceptable to the Requesting Holders, the Company shall include in such registration the number of securities that the Requesting Holders are so advised can be sold in such offering pursuant to the following provisions:

                  (i) If the registration pursuant to this Section 3.1 involves the registration of Registrable Securities referred to in clause (i) or
         (ii) of the definition of Class of Registrable Securities,

                           (A) first, the Registrable Securities proposed to be included by the Requesting Holders,

                           (B) second, the securities requested to be included in such registration by the Company, and

                           (C) third, the securities of any other Person or Persons proposed to be included in such registration; and

                  (ii) If the registration pursuant to this Section 3.1 involves the registration of Registrable Securities referred to in clause (iii),
         (iv) or (v) of the definition of Class of Registrable Securities,

                           (A) first, the Registrable Securities proposed to be included by the Requesting Holders and the securities requested to be included in such registration by the Company, each pro rata in accordance with the number of Registrable Securities proposed to be included by the Requesting Holders and the number of securities so proposed to be included by the Company, respectively, and

                           (B) second, the securities of any other Person or Persons proposed to be included in such registration.

         (h) Inconsistent Rights. The Company shall not grant to any Person any registration or other rights inconsistent with the provisions of this Section 3.1.

         Section 3.2. "Piggy-Back" Registration Rights.

         (a) Right to Participate. If the Company at any time proposes to register any of its securities under the Securities Act (other than (1) by a registration on Form S-4 or S-8 or any successor or similar forms or filed in connection with an exchange offer or any offering of securities solely to the Company's existing stockholders, and (2) registrations of the Senior Subordinated Notes, whether or not for sale for its own account, the Company shall give prompt written notice to each Holder of Participating Registrable Securities of its intention to do so and of the rights of the Holders under this
Section 3.2. Upon the terms and subject to the conditions of this Agreement, upon the written request of any Holder (each, a "Participating Holder") made within 30 days after the delivery of any such notice by the Company (which request shall specify the Participating Registrable Securities intended to be disposed of by any Participating Holder and the intended method or methods of such disposition), the Company shall use its best efforts to effect the registration under the Securities Act of all Participating Registrable Securities which the Company has been so requested to register by such Participating Holders, to the extent required or reasonably deemed appropriate by such Participating

Holders to permit the disposition (in accordance with the intended methods thereof specified by the Participating Holders), of the Participating Registrable Securities so to be registered. If, at any time after giving written notice of its intention to register any such securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Participating Holder and, thereupon, (i) in the case of a determination not to register, the Company need not register any Participating Registrable Securities in connection with such registration (but shall, in such case, pay the reasonable fees and expenses of counsel (but of no more than one counsel in an amount not to exceed $20,000) to the Participating Holders in addition to the Registration Expenses), without prejudice, however, to the rights of the Participating Holders to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, the Company may delay registering any Participating Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section
3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1.

         (b) Priority in Piggy-Back Registration Rights. If a registration pursuant to this Section 3.2 involves an underwritten offering and the managing or lead underwriter or underwriters advises the Company in writing (a copy of which shall be provided by the Company to each Participating Holder) that, in its or their opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number that can be sold in such offering within a price range reasonably acceptable to the Company, the Company shall include in such registration, the number of securities that the Company is so advised can be sold in such offering determined as follows:

                  (i) If the registration is a primary registration on behalf of the Company, (w) first, the securities proposed to be included by the Company, (x) second, if the securities proposed to be registered are the Senior Subordinated Notes Warrants or shares of Common Stock issuable upon exercise thereof, then such Senior Subordinated Notes Warrants or such shares, (y) third, the Participating Registrable Securities requested to be included in such registration by the Participating Holders on a pro rata basis based on the number of Participating Registrable Securities requested to be included in such registration by each Participating Holder, and (z) fourth, the securities of other Persons requested to be included in such registration, and

                  (ii) If the registration is a secondary registration on behalf of a Person or Persons other than a Holder, (A) first, the securities proposed to be registered by such other Person or Persons, and (B) second, the Participating Registrable Securities requested to be included in such registration by the Participating Holders, on a pro rata basis based on the number of Participating Registrable

         Securities requested to be included in such registration by each Participating Holder.

         (c) Inconsistent Rights. The Company shall not grant to any holder of its securities any registration rights inconsistent with the provisions of this
Section 3.2.

         (d) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 3.2.

         (e) Selection of Underwriters. If an registration pursuant to this
Section 3.2 involves an underwritten offering, the managing or lead underwriter or underwriters shall be selected by the Company.

         Section 3.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities as provided in Sections 3.1 and 3.2, the Company shall as expeditiously as possible:

         (a) prepare and as soon thereafter as possible file with the SEC the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided that before filing such registration statement or any amendments or supplements thereto, the Company (i) shall furnish to the Selling Stockholders and their counsel copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) may not file any such registration statement or amendment or supplement to which any such Selling Stockholder shall have reasonably objected on the grounds that, in the opinion of counsel to such Selling Stockholder, such registration statement or amendment or supplement does not comply in all material respects with the requirements of the Securities Act;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for a period of either (i) not less than 120 days (subject to extension pursuant to the last paragraph of this Section 3.3 or, if applicable, such longer period contemplated by the last sentence of Section 3.1(a)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of securities by an underwriter or dealer; or
(ii) such shorter period as is required for the disposition of all of the securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period of effectiveness required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (c) furnish to each seller of securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents in order to facilitate the disposition of such securities owned by such seller in accordance with such seller's intended method of disposition, as such seller may reasonably request, but only during such time as the Company shall be required under the provisions hereof to cause such registration statement to remain current;

         (d) use its best efforts to register or qualify securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions in the United States of the securities owned by such seller, except that for the performance of its obligations under this
Section 3.3(d), the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section 3.3(d), (ii) consent to general service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction or (iv) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;

         (e) use its best efforts to cause all securities covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the sellers to consummate the disposition thereof;

         (f) furnish to each Selling Stockholder a signed counterpart, addressed to such Selling Stockholder (and the underwriters, if any), of:

                  (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance reasonably satisfactory to such Selling Stockholder; and

                  (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance reasonably satisfactory to such Selling Stockholder, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

         (g) furnish to each such Selling Stockholder a copy of any amendment or supplement to such registration statement or prospectus (other than any amendment or supplement in the form of a filing which the Company is required to make pursuant to the Exchange Act);

         (h) notify each Selling Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Selling Stockholder promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

         (j) cooperate in the conduct of such due diligence relating to the Company as the Selling Stockholders and the managing or lead underwriter or underwriters (including their counsel and other authorized representatives) may reasonably request and is customary for such offering, including by making available for inspection the Company's financial and other records and pertinent corporate and other documents as shall be reasonably necessary or appropriate to enable such persons to conduct their due diligence and by causing the Company's officers and personnel to supply information and respond to all inquiries reasonably requested by such persons in connection with their due diligence;

         (k) use its best efforts to provide customary assistance to the underwriters in their selling efforts and presentations to prospective investors, including by making available the Company's officers and personnel for presentations to and meetings with prospective investors; and

         (l) use its best efforts to list all shares of Regular Common Stock covered by such registration statement on any national securities exchange on which the Regular Common Stock is then listed or on the Nasdaq National Market if the Regular Common Stock is then quoted on the Nasdaq National Market not later than the effective date of such registration statement.

         Each Selling Stockholder shall furnish the Company in writing for inclusion in the registration statement such information regarding such Selling Stockholder and the distribution of such Registrable Securities being sold as the Company may from time to time reasonably request.

         Each Selling Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(h), such Selling Stockholder shall forthwith discontinue such Selling Stockholder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Selling Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(h) and, if so directed by the Company, such Selling Stockholder shall use its reasonable efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Stockholder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the applicable time period mentioned in Section 3.3(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3(h), to and including the date when each Selling Stockholder shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(h).

         Section 3.4. Delay of Filing or Sales.

         (a) The Company shall have the right, upon giving notice to the Selling Stockholders of the exercise of such right, to delay filing a registration statement or to require such Selling Stockholders not to sell any Registrable Securities pursuant to a registration statement for a period of 90 days from the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by the Company to such effect prior to or during the effectiveness of the registration statement, if (i) the Company is engaged in negotiations with respect to, or has taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other similar transaction, or there is an event or state of facts relating to the Company, in each case which is material to the Company (any of the foregoing, a "Material Activity"), (ii) such Material Activity would, in the opinion of counsel for the Company, require disclosure so as to permit the Registrable Securities to be sold in compliance with law, and (iii) such disclosure would, in the reasonable judgment of the Company, be adverse to its interests. Notwithstanding anything in the foregoing to the contrary, the Company will not have the right to delay the filing of a registration statement or the selling of Registrable Securities if at any time during the 365 days preceding the date on which such notice was given the Company had delayed either the filing of a registration statement that included Registrable Securities or the selling of Registrable Securities.

         (b) The Company shall pay all Registration Expenses and all reasonable fees and expenses of counsel (but no more than one counsel in an amount not to exceed $20,000) for the Selling Stockholders with respect to any registration of Registrable Securities or sales thereof that has been delayed for more than 30 days pursuant to this Section 3.4.

         Section 3.5. Underwritten Offerings.

         (a) Required Underwritten Offerings. If requested by the underwriters of any underwritten offering of Registrable Securities pursuant to a registration requested under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering. Such agreement shall be reasonably satisfactory in substance and form to each Selling Stockholder, the Company and the underwriters and shall contain representations, warranties, indemnities and agreements as are customarily provided or entered into by an issuer in underwriting agreements of this type, including indemnities for the benefit of the underwriters to the effect and to the extent provided to the Selling Stockholders in Section 3.6. The Selling Stockholders shall be parties to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Selling Stockholders.

         (b) Piggy-Back Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, the Company shall, if requested by the Selling Stockholders pursuant to Section 3.2 and subject to the provisions of Section 3.2(b), use its best efforts to arrange for such underwriters to include those Registrable Securities designated by the Selling Stockholders among the securities to be distributed by such underwriters. The Selling Stockholders shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Stockholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Selling Stockholders. No underwriting agreement (or other agreement in connection with such offering) shall require any Selling Stockholder to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Stockholder, such Selling Stockholder's Registrable Securities and such Selling Stockholder's intended method of distribution and any other representation required by law.

         (c) Holdback Agreements.

                  (i) Each Holder agrees by becoming a holder of Registrable Securities not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force), during the ten days before and the 90 days after any underwritten registration pursuant to Section 3.1 or 3.2 has become effective (or such shorter or longer period as may be reasonably requested by the lead or managing underwriter and consented to by the Holders of a majority in interest of the Registrable Securities, such consent not to be unreasonably withheld), except (A) as part of such underwritten registration or (B) as consented to by the lead or managing underwriter of the offering pertaining thereto.

                  (ii) The Company agrees: (x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days before and the 90 days after any underwritten registration pursuant to Section 3.1 or 3.2 has become effective (or such shorter or longer period as may be requested by the lead or managing underwriter and consented to by the Company, such consent not to be unreasonably withheld), except (1) as part of such underwritten registration, (2) as consented to by the lead or managing underwriter of the offering pertaining thereto, and (3) pursuant to (A) registrations on Form S-4 or S-8, or any successor or similar forms thereto; (B) sales upon exercise or exchange, by the holder thereof, of options, warrants or convertible securities; or (C) any other agreement to issue equity securities or securities convertible into or exchangeable or exercisable for any of such securities in effect on the date the Selling

         Stockholders deliver to the Company the request to register, or include in a registration, Registrable Securities under Sections 3.1 or 3.2, as the case may be; and (y) to use all reasonable efforts to cause holders of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering, including any public sales pursuant to Rule 144), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted.

         Section 3.6. Indemnification.

         (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3.1 or 3.2, the Company shall, and hereby does, indemnify and hold harmless each Selling Stockholder, its directors, officers, employees, agents and advisors, and each other Person, if any, who controls such Selling Stockholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which each such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto;

                  (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (iii) any violation or alleged violation by the Company, or any of its directors, officers, employees, agents or advisors, of any law or regulation with respect to such registration or offer or sale of Registrable Securities, and the Company will reimburse such Person for any reasonable legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that (A) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, in reliance upon and in conformity with written information prepared and furnished to the Company by any Selling Stockholder specifically for use in the preparation thereof, and (B) that the Company shall not be liable to any Selling Stockholder who participates as an underwriter in any such registration or any other Person who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the securities to such Person if such statement or omission was timely corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities by such Person. The Company shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified in respect of a claim for each jurisdiction in which such counsel is required unless a conflict of interest exists between such indemnified party and any other indemnified party in respect of such claim.

         (b) Indemnification by the Selling Stockholders. The Company may require, as a condition to including any Registrable Securities held by a Selling Stockholder in any registration statement filed pursuant to Sections 3.1 or 3.2, that the Company receive an undertaking reasonably satisfactory to it from such Selling Stockholder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.6(a)) the Company, each director, officer, employee, agent and advisor of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act (other than such Persons who are Selling Stockholders), with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by such Selling Stockholder specifically for use therein. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, advisor or controlling Person and shall survive the transfer of such securities by such Selling Stockholder. The indemnity provided by each Selling Stockholder under this Section 3.6(b) shall be only with respect to its own misstatements and omissions and not with respect to those of any other seller or prospective seller of securities, and not jointly and severally, and shall be limited in amount to the net amount of proceeds received by such Selling Stockholder from the sale of Registrable Securities pursuant to such registration statement.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, if the indemnifying party is entitled to do so hereunder, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Contribution. If for any reason the indemnity set forth in the preceding subsections of this Section 3.6 is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the offering of securities and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party. No party shall be liable for contribution under this
Section 3.6(d) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.6 if such indemnification were enforceable under applicable law.

         (e) Payments. The indemnification or contribution required by this
Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund if the party receiving such payments is subsequently found not to have been entitled thereto hereunder.

         Section 3.7. Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, shall, upon the request of any holder of Registrable Securities, make publicly available other information) and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell, to the extent permitted under Section 4.2, Registrable Securities and the Series B Preferred Stock without registration under the Securities Act pursuant to (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter promulgated. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 3.8. Transfer of Registration Rights and Obligations. The rights provided in this Article III are for the benefit of all Holders in addition to the Investors, and all such Holders may enforce their rights and remedies directly against the Company. In the event the Company issues or distributes, or proposes to issue or distribute, any shares or other securities of another issuer to any Holder and such shares or other securities would be Registrable Securities, the Company shall use its reasonable best efforts to cause such issuer to deliver to the Holders a written instrument, in form and substance reasonably satisfactory to the Holders, that such issuer is bound by and subject to all the terms and conditions of this Agreement to the same extent as the Company and that the rights and remedies provided herein to the Holders apply in all respects to the Registrable Securities of such issuer.

                                   ARTICLE IV

                        CERTAIN COVENANTS AND AGREEMENTS

         Section 4.1. Standstill. Without the prior written consent of the Company (approved by a majority of the Class A and Class C Directors voting together) or except as provided in this Agreement or in the Organizational Documents, during the Standstill Period, no Investor may, and no Investor shall permit any of the Permitted Transferees of such Investor to, and JLL shall not permit Joseph Littlejohn & Levy Inc. or any of its Subsidiaries to:

                  (a) acquire, publicly announce an intention to acquire, or agree to acquire, directly or indirectly (including through one or more intermediaries), by purchase or otherwise, beneficial ownership of any Voting Stock of the Company resulting in an increase in such Investor's percentage beneficial ownership, at such time, of the Company's Voting Stock on a fully diluted basis;

                  (b) make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company that would result in a Change of Control of the Company;

                  (c) solicit or encourage any third party to make any statement or proposal, or take any action to require the Company to make a public announcement regarding the possibility of any transaction referred to in Section 4.1(b), or advise, assist or encourage any other Persons in connection with the foregoing;

                  (d) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Exchange Act) to vote any Voting Stock, seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Stock, or initiate or propose any shareholder proposal or induce or attempt to induce any other Person to initiate any shareholder proposal; or

                  (e) make or advance any request or proposal to amend, modify or waive any provision of this Section 4.1 or propose any transaction referred to in Section 4.1(b), except in a manner that such Investor in good faith (after consultation with counsel) believes will not require public disclosure thereof (including through any press release or other public announcement or any filing with the SEC, by such Investor or the Company under applicable law or the rules of the Nasdaq National Market or any stock exchange).

         Notwithstanding anything in this Section 4.1 to the contrary, the provisions of this Section 4.1 shall not apply to the following Permitted Transferees of an Investor unless and until such Permitted Transferees acquire beneficial ownership of Covered Securities: (i) with respect to JLL and its Permitted Transferees, the Persons referred to in clause (iii) of Section 12 of the Series B Certificate of Designations or clause (a)(iii) of Section 5.3.11 of the Restated Certificate of Incorporation; and (ii) with respect to Rite Aid and its Permitted Transferees, the Persons referred to in clause (iii) of Section 12 of the Series A-2 Certificate of Designations or clause (b)(iii) of Section
5.3.11 of the Restated Certificate of Incorporation.

         Section 4.2. Transfer Restrictions; Legends.

         (a) General. None of the Investors or any of their successors in interest may, directly or indirectly (including, without limitation, through the Transfer of a controlling interest in a controlled Affiliate), sell, transfer, assign, grant a participation in, option, pledge, hypothecate, encumber or otherwise dispose of (each, a "Transfer") any of their

Regular Common Stock, Class B Common Stock, Series A Preferred Stock or Series B Preferred Stock (collectively, the "Covered Securities") except:

                  (i) subject to Section 4.2(b), any Covered Security may be Transferred to a Permitted Transferee of the holder thereof; and

                  (ii) (A) any Covered Security that is Regular Common Stock and
         (B) after the 120th day following the date hereof and prior to the Class B Effectiveness, the Series A Preferred Stock and Series B Preferred Stock, may be Transferred:

                           (1) pursuant to an effective registration statement
                  under the Securities Act (including a registration effected under Article III),

                           (2) pursuant to Rule 144 under the Securities Act, or
                  any successor to such rule, in the event all the conditions to such Transfer have been met,

                           (3) upon delivery to the Company of a written opinion
                  of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company and in substance reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, or

                           (4) upon delivery of a "no action" letter from the
                  SEC to the effect that the making of such a Transfer without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereto.

Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect.

         (b) Transfers to Permitted Transferees. No share of Covered Securities shall be Transferred pursuant to clause (i) of Section 4.2(a) to any Permitted Transferee unless:

                  (A) such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to the Company,
         (x) to accept the shares of Covered Securities Transferred to it subject to the terms and conditions of this Agreement, (y) to be bound by this Agreement and to agree and acknowledge that such Permitted Transferee shall constitute an Investor for all purposes of this Agreement and (z) if a Permitted Transferee of Rite Aid, to be bound by and subject to the provisions of Section 4.3, and

                  (B) the Company shall have received (1) a written opinion of legal counsel (who shall be reasonably satisfactory to the Company) addressed to the Company and in substance reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act or (2) a "no action" letter from the SEC to the effect that the making of such a Transfer without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken with respect thereto;

         provided that any such Permitted Transferee to whom such Covered Securities are Transferred to secure any obligations of the transferor shall not be required to deliver the written documents referred to in this Section 4.2(b) unless and until such Permitted Transferee exercises any rights as a secured party and thereby terminates such transferor's beneficial ownership of such Covered Securities.

         (c) Legends.

                  (i) Subject to clause (vi) of this Section 4.2(c), each certificate representing shares of Covered Securities shall bear legends in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

                  (ii) Subject to clause (vi) of this Section 4.2(c), each certificate for shares of Series A-1 Preferred Stock shall bear legends in substantially the following form:

                  THIS SECURITY IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN (1) THE CERTIFICATE OF DESIGNATIONS FOR ADVANCE PARADIGM, INC.'S SERIES A-1 11% PREFERRED STOCK AND (2) THE STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 2, 2000, BETWEEN ADVANCE PARADIGM, INC. AND CERTAIN OF ITS STOCKHOLDERS, AND MAY NOT BE OFFERED OR SOLD

                  EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF ADVANCE PARADIGM, INC. AND IS AVAILABLE WITHOUT CHARGE UPON REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

                  (iii) Subject to clause (vi) of this Section 4.2(c), each certificate for shares of Series A-2 Preferred Stock shall bear legends in substantially the following form:

                  THIS SECURITY IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN (1) THE CERTIFICATE OF DESIGNATIONS FOR ADVANCE PARADIGM, INC.'S SERIES A-2 11% PREFERRED STOCK AND (2) THE STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 2, 2000, BETWEEN ADVANCE PARADIGM, INC. AND CERTAIN OF ITS STOCKHOLDERS, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF ADVANCE PARADIGM, INC. AND IS AVAILABLE WITHOUT CHARGE UPON REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

                  (iv) Subject to clause (vi) of this Section 4.2(c), each certificate for shares of Series B Preferred Stock shall bear legends in substantially the following form:

                  THIS SECURITY IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN (1) THE CERTIFICATE OF DESIGNATIONS FOR ADVANCE PARADIGM, INC.'S SERIES B PREFERRED STOCK AND (2) THE STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 2, 2000, BETWEEN ADVANCE PARADIGM, INC. AND CERTAIN OF ITS STOCKHOLDERS, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF ADVANCE PARADIGM, INC. AND IS AVAILABLE WITHOUT CHARGE UPON REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY

                  ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

                  (v) Subject to clause (vi) of this Section 4.2(c), each certificate for shares of Class B Common Stock shall bear legends in substantially the following form:

                  THIS SECURITY IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN (1) ADVANCE PARADIGM, INC'S CERTIFICATE OF INCORPORATION AND (2) THE STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 2, 2000, BETWEEN ADVANCE PARADIGM, INC. AND CERTAIN OF ITS STOCKHOLDERS, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF ADVANCE PARADIGM, INC. AND IS AVAILABLE WITHOUT CHARGE UPON REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

                  (vi) If any Covered Securities cease to be Registrable Securities, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Covered Securities without the legends contemplated by this Section 4.2 (unless the restrictions referred to in such legends continue to apply under applicable law).

         Section 4.3. Additional Restrictions on Transfers By Rite Aid. Prior to the second anniversary of the date of this Agreement, Rite Aid may not Transfer any of its Covered Securities representing more than the Rite Aid Maximum Permitted Amount to any Person (other than a Permitted Transferee of Rite Aid), unless:

                  (a) after six months from the date hereof, if the Current Market Price as of any date after the date hereof shall have exceeded $40.00 (subject to adjustments for stock dividends or distributions and subdivisions, combinations or consolidations of stock);

                  (b) the Class B Effectiveness shall not have occurred within 120 days of the date of this Agreement;

                  (c) any of the events set forth in clauses (ii) through (v) of the definition of "Standstill Period" shall have occurred;

                  (d) a Change of Control shall have occurred; or

                  (e) the Company shall have consented to such Transfer.

         Section 4.4. Access; Reports and Notices.

         (a) The Company shall provide the Investors, at the Company's expense, with the following:

                  (i) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of each such quarterly period, and consolidated statements of income and sources and applications of funds of the Corporation and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year end audit adjustments and the absence of notes, together with a management's discussion and analysis thereof, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

                  (ii) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its Subsidiaries, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, together with a management's discussion and analysis thereof, all in reasonable detail and certified with an unqualified audit opinion by independent public accountants of recognized national standing selected by the Company.

                  (iii) Prior to the commencement of each fiscal year an annual budget together with a summary of the business plan and financial plan of the Company for such fiscal year. Any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors.

                  (iv) Copies of all information (financial and other), reports, notices and presentations (including all compliance certificates) delivered under or pursuant to the Credit Agreements.

                  (v) From time to time upon the reasonable request of the Investors, during normal business hours, access to the offices, facilities, properties, officers, employees and other personnel, auditors, legal counsel and other advisors and consultants, and books and records (including financial and operating data) of the Company and its Subsidiaries. The Company shall instruct its officers, employees and other personnel, and auditors, legal counsel and other advisors and consultants to cooperate with the Investors, and provide the Investors with the appropriate information, in connection with their due diligence and investigation of the Company and its operations. Any investigation pursuant to this clause (v) shall be conducted in a manner so as not to interfere unreasonably with the conduct of the business of the Company.

                  (vi) Promptly upon becoming aware of them, notices of all material events, conditions, circumstances and developments with respect to the Company, its operations, results of operations and financial condition, including any changes or proposed changes in federal, state or local law or regulation applicable to the Company or the industries in which the Company and its Subsidiaries operate.

So long as the Company is subject to the reporting requirements of the Exchange Act, the Company's obligations to provide the financial information required by clauses (i) and (ii) of this Section 4.3(a) shall be satisfied by the filing by the Company of its quarterly reports on Form 10-Q and its annual reports on Form 10-K, respectively, in accordance with the Exchange Act.

         (b) The Company shall provide the Investors with regular reports, in reasonable detail, of developments in all material litigation and regulatory proceedings, including the OIG Investigation. The Company shall retain the law firm of Reed, Smith, Shaw & McClay to represent the Company in the OIG Investigation and may not, without the prior written consent of the Holders of a majority in interest of the Covered Securities, terminate such representation or retain other outside counsel in connection with the OIG Investigation.

         (c) Unless otherwise required by law, each Investor agrees that it shall (i) hold in confidence and cause its Affiliates to hold in confidence all non-public information furnished to such Investor by the Company and (ii) not use or disclose any such information to any third party without the Company's prior written consent (which consent shall not be unreasonably withheld).

         Section 4.5. Presence for Quorum Requirement. Each Investor shall cause all Covered Securities of such Investor to be present or represented at any meeting of stockholders of the Company at which any such Covered Security is entitled to vote and to be counted for quorum purposes at such meeting.

         Section 4.6. JLL Exchange Agreement. Each JLL Stockholder acknowledges and agrees that is bound by and subject to the terms of the JLL Exchange Agreement as if such JLL Stockholder is an original party thereto.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

         Section 5.2. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Except pursuant to
Section 3.6 or as set forth in Section 3.8, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 5.3. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Investor; provided that any Persons acquiring shares of Covered Securities pursuant to clause (i) of Section 4.2(a) shall, upon the delivery of the documents contemplated by Section 4.2(b), become an "Investor" under this Agreement with all the rights and obligations of an Investor as if an original party to this Agreement.

         Section 5.4. Amendment; Waiver. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement (including, prior to the Class B Effectiveness, Exhibit B) may be amended or otherwise modified except by an instrument in writing (i) executed by the Company and (ii) approved by (A) the holders of a majority of the Series A-1 Preferred Stock or the Class B-1 Common Stock, as the case may be, then outstanding voting together as a single class on an as-converted- basis and (B) the holders of a majority of the Series A-2 Preferred Stock or the Class B-2 Common Stock, as the case may be, then outstanding voting together as a single class on an as-converted-basis.

         Section 5.5. Termination.

         (a) This Agreement shall terminate on the first date on which no shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or

Class B Common Stock are outstanding, except for the provisions of (i) Article III which shall survive and be in full force and effect so long as any Registrable Securities are outstanding or may be issued, (ii) Section 4.1 which shall survive and be in full force and effect until the expiration or termination of the Standstill Period, and (iii) Section 4.2 which shall survive and be in full force and effect until the restrictions referred to in the legends to Section 4.2(c) no longer apply under applicable law.

         (b) The provisions of Article II shall terminate, and be of no further force or effect, upon the earlier of (i) the Class B Effectiveness, and (ii) the Investors no longer being entitled to designate any Class B Directors pursuant to the Series A-2 Certificate of Designations or the Series B Certificate of Designations.

         Section 5.6. Notices.

         (a) All notices, consents, requests, approvals and other communications provide for in this Agreement, shall be in writing and shall be deemed validly duly given when sent by fax (with confirmation in writing via first class U.S.
mail), upon personal delivery or on the third Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other fax number or address as a party may designate to the other parties:

                  (i) if to the Company, to:

                      Advance Paradigm, Inc.
                      545 E. John Carpenter Freeway, Ste. 1570
                      Irving, TX 75062
                      Telecopy: (972) 830-6008
                      Attention: General Counsel

                      with a copy to:

                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      1700 Pacific Avenue, Suite 4100
                      Dallas, TX 75201
                      Telecopy: (214) 969-4343
                      Attention: J. Kenneth Menges, Jr., P.C.

                  (ii) if to an Investor, to the fax number or the address set forth for such Investor on Schedule I hereto, with copies as set forth therein.

         (b) Any Person who becomes an Investor pursuant to this Agreement shall provide its address and fax number to the Company, which shall promptly provide such information to each other Investor.

         Section 5.7. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 5.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 5.9. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

         Section 5.10. Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 5.11. Consent to Jurisdiction. The parties hereto expressly and irrevocably (i) consent to the exclusive jurisdiction of the federal courts sitting in the City of New York, County of New York, (ii) agree not to bring any action related to this agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts), (iii) agree not to object to venue in such courts or to claim that such forum is inconvenient and
(iv) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section
5.6. Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by law. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this agreement or any of the transactions contemplated hereby.

         Section 5.12. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties' intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

                                       ADVANCE PARADIGM, INC.



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       RITE AID CORPORATION



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       JOSEPH LITTLEJOHN & LEVY FUND III, L.P.



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       MILLER FAMILY HOLDINGS, LLC



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       -----------------------------------------
                                       Saul Fox


                                       -----------------------------------------
                                       Dexter Paine


                                       -----------------------------------------
                                       David Jessick


                                       -----------------------------------------
                                       Jean-Pierre Millon


                                       -----------------------------------------
                                       Jon Grovman


                                       -----------------------------------------
                                       Charles Levy


                                       -----------------------------------------
                                       Chris Ying


                                       -----------------------------------------
                                       John Marchetti


                                       -----------------------------------------
                                       Stephen Wise

                                       -----------------------------------------
                                       Michael Berk

                                       -----------------------------------------
                                       Domingo J. Rodriguez

                                       -----------------------------------------
                                       Brett Milgrim

                                       -----------------------------------------
                                       Navin Thukkaram

                                       -----------------------------------------
                                       Craig Dolinick

                                       -----------------------------------------
                                       John Kim

                                       -----------------------------------------
                                       Michael Chang

                                                                      SCHEDULE I

                        NOTICE INFORMATION FOR INVESTORS

RITE AID CORPORATION
30 Hunter Lane
Camp Hill, PA 17011
Attention: Elliot Gerson
Telecopy: (717) 760-7867

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue N.W.
Washington, D.C. 20005
Attention: Kevin Barnette
Telecopy: (202) 393-5760


JOSEPH LITTLEJOHN & LEVY FUND III, L.P.
450 Lexington Avenue
Suite 3350
New York, NY 10017
Attention: Ramsey Frank
Telecopy: (212) 286-8626

with a copy to:

Debevoise & Plimpton
875 Third Avenue
New York, NY 10022
Attention: Steven Gross
Telecopy: (212) 909-6836

MILLER FAMILY HOLDINGS, LLC
1881 S.W. Naito Parkway
Suite 250
Portland, OR 97201
Attention: Robert G. Miller
Telecopy: (503) 241-9604

SAUL FOX
950 Tower Lane
Suite 1150
Foster City, CA 94404
Telecopy: (605) 525-1396

DEXTER PAINE
950 Tower Lane
Suite 1150
Foster City, CA 94404
Telecopy: (605) 525-1396

DAVID JESSICK
RiteAid Corporation
350 Hunter Lane
Camphill, PA 17011
Telecopy: (717) 975-5905

JEAN-PIERRE MILLON
PCS HealthSystems
9501 Shea Boulevard
Scottsdale, AZ 85260
Telecopy: (480) 661-2239

JON GROVMAN
Ladenberg Thalmann & Co. Inc.
590 Madison Avenue
34th Floor
New York, NY 10022
Telecopy: (212) 409-2412

CHARLES LEVY
Duquesne Capital
900 Third Avenue
New York, NY 10022
Telecopy: (212) 404-1126

CHRIS YING
135 East Emerson Road
Lexington, MA 02173
Telecopy: (781) 744-5397

JOHN MARCHETTI
Elmwood Country Club
282 Carroll Close
Tarrytown, NY 10591
Telecopy: (914) 592-6601

STEPHEN WISE
MICHAEL BERK
DOMINGO J. RODRIGUEZ
BRETT MILGRIM
NAVIN THUKKARAM
CRAIG DOLINICK
JOHN KIM
MICHAEL CHANG
c/o Joseph Littlejohn & Levy Inc.
450 Lexington Avenue
Suite 3350
New York, NY 10017
Telecopy: (212) 286-8626